elme

Earnings Release and Supplemental Information

Q1 2024

CONTACT:	7550 Wisconsin Ave, Suite 900
Amy Hopkins	Bethesda, MD 20814
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

May 1, 2024

Elme Communities Announces First Quarter 2024 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with communities in the Washington, DC metro area and the Atlanta metro area, reported financial and operating results today for the quarter ended March 31, 2024:
Financial Results
•Net loss was $3.6 million, or $0.04 per diluted share
•NAREIT FFO was $21.3 million, or $0.24 per diluted share, up 20% compared to the prior year period due primarily to additional payments received with respect to easements previously conveyed
•Core FFO was $19.9 million, or $0.23 per diluted share, down 4% compared to the prior year period
•Net Operating Income (NOI) was $37.8 million, up 4% compared to the prior year period
Operational Highlights
•Same-store multifamily NOI increased by 0.3% compared to the prior year period
•Effective blended Lease Rate Growth was 2.3% during the quarter for our Same-Store Portfolio, comprised of effective new Lease Rate Growth of (2.1)% and effective renewal Lease Rate Growth of 6.2%
•Average Effective Monthly Rent Per Home increased 3.1% compared to the prior year period for our Same-Store Portfolio
•Same-store Retention was 65% while achieving strong renewal Lease Rate Growth
•Same-store multifamily Average Occupancy was 94.4% during the quarter, down 0.9% compared to the prior year period and down 0.5% compared to the prior quarter primarily due to the timing of evictions in our Atlanta communities and the impact of supply. Occupancy remains strong and stable across our Washington Metro portfolio and we expect average occupancy for our Atlanta portfolio to improve over the remainder of the year.
•Same-store multifamily Ending Occupancy was 95.1%, down 0.3% compared to the prior year period and down 0.2% compared to the prior quarter
Liquidity Position
•Available liquidity was approximately $545 million as of March 31, 2024, consisting of availability under the Company's revolving credit facility and cash on hand
•Annualized first quarter Net Debt to Adjusted EBITDA ratio was 5.7x
•The Company has no debt maturities until 2025 and no secured debt
"Our first quarter results were in line with our expectations, and believe our portfolio is positioned very well heading into our busiest leasing months," said Paul T. McDermott, President and CEO. "We anticipated occupancy pressure in our Atlanta portfolio during the first quarter and we were pleased to see positive momentum in April. As we enter peak leasing season, we are focused on maximizing revenue, progressing our operational initiatives, and executing renovations at strong returns."

Elme Communities

First Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI increased 0.3% compared to the corresponding prior year period driven primarily by higher base rent. Average Occupancy for the quarter decreased 90 basis points from the prior year period to 94.4%.
•Other same-store NOI - The other Same-Store Portfolio is comprised of one asset, Watergate 600. Other same-store NOI decreased by 4.6% compared to the corresponding prior year period due to lower occupancy. Watergate 600 was 87.8% occupied and leased at quarter end.

Guidance
"We are very pleased with the strong fundamentals throughout our Washington Metro portfolio, which comprised roughly 85% of our first quarter multifamily NOI," said Steven Freishtat, Executive Vice President and CFO. "While our Atlanta submarkets continue to work through elevated eviction backlogs, the number of new delinquencies is declining and we expect improving bad debt trends in our Atlanta portfolio and rent growth in our Washington Metro portfolio to drive higher NOI growth in the second half of the year."

Elme is reiterating its guidance for 2024, including its full year 2024 outlook on key assumptions and matters. Elme expects Core FFO for 2024 to range from $0.90 to $0.96 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2024:
Full Year 2024 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is expected to range from 0.25% to 2.0%
•Non-same-store multifamily NOI is expected to range from $5.25 million to $6.25 million
•Other same-store NOI, which consists solely of Watergate 600, is expected to range from $12.0 million to $13.0 million
•Property management expense is expected to range from $8.5 million to $9.0 million
•G&A, net of core adjustments, is expected to range from $24.25 million to $25.25 million
•Interest expense is expected to range from $37.25 million to $38.25 million
•Does not consider any potential future acquisitions or dispositions in 2024

Full Year 2024
Core FFO per diluted share	$0.90 - $0.96
Net Operating Income Assumptions
Same-store multifamily NOI growth (a)	0.25% - 2.0%
Non-same-store multifamily NOI (b)	$5.25 million - $6.25 million
Other same-store NOI (c)	$12.0 million - $13.0 million
Expense Assumptions
Property management expense	$8.5 million - $9.0 million
G&A, net of core adjustments	$24.25 million - $25.25 million
Interest expense	$37.25 million - $38.25 million
(a) Includes revenue and expenses from retail operations at multifamily communities
(b) Includes Elme Druid Hills and Riverside Development
(c) Consists of Watergate 600

Elme Communities' 2024 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control, including economic factors such as inflation and interest rate changes, and all of

Elme Communities

which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2024 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2024 is as follows:

	Low	High
Net loss per diluted share	$(0.17)	$(0.11)
Real estate depreciation and amortization	1.09	1.09
NAREIT FFO per diluted share	0.92	0.98
Core adjustments	(0.02)	(0.02)
Core FFO per diluted share	$0.90	$0.96

Dividends

On April 3, 2024, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on July 3, 2024 to shareholders of record on June 20, 2024.

Presentation Webcast and Conference Call Information

The First Quarter 2024 Earnings Call is scheduled for Thursday, May 2, 2024 at 9:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-545-0523
International Toll Number:        1-973-528-0016
Conference ID:                504503

The instant replay of the Earnings Call will be available until Thursday, May 16, 2024. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                50221

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

About Elme Communities

Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 9,400 apartment homes in the Washington, DC metro and the Atlanta metro regions, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements

Elme Communities

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the risks associated with ownership of real estate in general and our real estate assets in particular; our current positioning leading into our busiest leasing months; our ability to work through elevated eviction backlogs; whether bad debt trends in Atlanta will improve; whether demand for value-oriented apartments in the Washington Metro region and improving bad debt trends will drive higher NOI growth; the ability of the price points within our portfolio to insulate our portfolio from the effects of new supply; the impact of renovation-led value creation and increased profitability created by our operational initiatives on our NOI this year; the economic health of the areas in which our properties are located, particularly with respect to the greater Washington, DC metro and Sunbelt regions; risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; the risk of failure to enter into and/or complete acquisitions and dispositions; changes in the composition of our portfolio; reductions in or actual or threatened changes to the timing of federal government spending; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdowns or recessions and geopolitical conflicts); risks related to our ability to control our expenses if revenues decrease; compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2023 Form 10-K filed on February 16, 2024. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2024	2023
Revenue
Real estate rental revenue	$59,513	$55,809
Expenses
Property operating and maintenance (1)	13,464	12,339
Real estate taxes and insurance (1)	8,255	7,182
Property management	2,218	1,769
General and administrative	6,196	6,841
Transformation costs	—	2,900
Depreciation and amortization	24,943	21,536
	55,076	52,567
Real estate operating income (loss)	4,437	3,242
Other income (expense)
Interest expense	(9,494)	(6,831)
Loss on extinguishment of debt	—	(54)
Other income	1,410	—
	(8,084)	(6,885)
Net loss	$(3,647)	$(3,643)

Net loss	$(3,647)	$(3,643)
Depreciation and amortization	24,943	21,536
NAREIT funds from operations	$21,296	$17,893

Non-cash loss on extinguishment of debt	$—	$54
Tenant improvements and incentives, net of reimbursements	—	(10)
Leasing commissions capitalized	—	(56)
Recurring capital improvements	(2,771)	(2,004)
Straight-line rents, net	15	(29)
Non-real estate depreciation & amortization of debt costs	1,170	1,267
Amortization of lease intangibles, net	(162)	(237)
Amortization and expensing of restricted share and unit compensation	1,090	1,188
Adjusted funds from operations	$20,638	$18,066
______________________________
(1) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.

Elme Communities

		Three Months Ended March 31,
Per share data:		2024	2023
Net loss	(Basic)	$(0.04)	$(0.04)
	(Diluted)	$(0.04)	$(0.04)
NAREIT FFO	(Basic)	$0.24	$0.20
	(Diluted)	$0.24	$0.20

Dividends paid		$0.18	$0.18

Weighted average shares outstanding - basic		87,885	87,649
Weighted average shares outstanding - diluted		87,885	87,649
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,897	87,840

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Land	$383,808	$384,097
Income producing property	1,966,412	1,960,020
	2,350,220	2,344,117
Accumulated depreciation and amortization	(550,421)	(528,024)
Net income producing property	1,799,799	1,816,093
Properties under development or held for future development	30,980	30,980
Total real estate held for investment, net	1,830,779	1,847,073
Cash and cash equivalents	4,199	5,984
Restricted cash	2,704	2,554
Rents and other receivables	12,886	17,642
Prepaid expenses and other assets	25,971	26,775
Total assets	$1,876,539	$1,900,028

Liabilities
Notes payable, net	$522,539	$522,345
Line of credit	160,000	157,000
Accounts payable and other liabilities	31,112	38,997
Dividend payable	15,888	15,863
Advance rents	4,361	5,248
Tenant security deposits	6,235	6,225
Total liabilities	740,135	745,678

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 88,003 and 87,867 shares issued and outstanding, as of March 31, 2024 and December 31, 2023, respectively	880	879
Additional paid in capital	1,736,524	1,735,530
Distributions in excess of net income	(588,923)	(569,391)
Accumulated other comprehensive loss	(12,365)	(12,958)
Total shareholders' equity	1,136,116	1,154,060

Noncontrolling interests in subsidiaries	288	290
Total equity	1,136,404	1,154,350

Total liabilities and equity	$1,876,539	$1,900,028

Elme Communities

The following tables contain reconciliations of net loss to NOI and same-store NOI for the periods presented (in thousands):
	Three Months Ended March 31,
	2024	2023
Net loss	$(3,647)	$(3,643)
Adjustments:
Property management expense	2,218	1,769
General and administrative expense	6,196	6,841
Transformation costs	—	2,900
Real estate depreciation and amortization	24,943	21,536
Interest expense	9,494	6,831
Loss on extinguishment of debt	—	54
Other income	(1,410)	—
Total Net Operating Income (NOI)	$37,794	$36,288

Multifamily NOI:
Same-store Portfolio	$33,020	$32,905
Acquisitions	1,550	—
Development	(57)	(58)
Total	34,513	32,847

Other NOI (Watergate 600)	3,281	3,441
Total NOI	$37,794	$36,288

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended March 31,
		2024	2023
Net loss		$(3,647)	$(3,643)
Add:
Real estate depreciation and amortization		24,943	21,536
NAREIT funds from operations		21,296	17,893
Add:
Structuring expenses		—	60
Loss on extinguishment of debt		—	54
Severance expense		—	394
Transformation costs		—	2,900
Write-off of pursuit costs		—	40
Relocation expense		—	186
Gain on land easements		(1,410)	—
Core funds from operations		$19,886	$21,527

		Three Months Ended March 31,
Per share data:		2024	2023
NAREIT FFO	(Basic)	$0.24	$0.20
	(Diluted)	$0.24	$0.20
Core FFO	(Basic)	$0.23	$0.24
	(Diluted)	$0.23	$0.24

Weighted average shares outstanding - basic		87,885	87,649
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,897	87,840

Elme Communities

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (in thousands):
	Three Months Ended March 31,
	2024	2023
Net loss	$(3,647)	$(3,643)
Add/(deduct):
Interest expense	9,494	6,831
Real estate depreciation and amortization	24,943	21,536
Non-real estate depreciation	111	215
Severance expense	—	394
Transformation costs	—	2,900
Relocation expense	—	186
Structuring expenses	—	60
Loss on extinguishment of debt	—	54
Write-off of pursuit costs	—	40
Gain on land easements	(1,410)	—
Adjusted EBITDA	$29,491	$28,573

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes, write-off of pursuit costs, Transformation Costs and gain on land easements. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs, (8) adjustment to deferred taxes and (9) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs, (8) adjustment to deferred taxes and (9) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”), and believe it is a useful measure because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property

Elme Communities

management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses, gain/loss from non-disposal activities and gain on land easements by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard". This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the Washington metro region.

Elme Communities

Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
March 31, 2024

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
OPERATING RESULTS	March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023
Revenues
Real estate rental revenue	$59,513		$58,852		$56,651		$56,599		$55,809
Expenses
Property operating and maintenance(1)	(13,464)		(12,625)		(12,696)		(13,325)		(12,339)
Real estate taxes and insurance(1)	(8,255)		(7,629)		(7,101)		(6,933)		(7,182)
Property management	(2,218)		(2,226)		(1,935)		(2,178)		(1,769)
General and administrative	(6,196)		(5,996)		(6,370)		(6,680)		(6,841)
Transformation costs	—		—		(985)		(2,454)		(2,900)
Depreciation and amortization	(24,943)		(24,095)		(21,904)		(21,415)		(21,536)
Real estate impairment	—		—		(41,860)		—		—
	(55,076)		(52,571)		(92,851)		(52,985)		(52,567)
Real estate operating income (loss)	4,437		6,281		(36,200)		3,614		3,242
Other income (expense)
Interest expense	(9,494)		(9,386)		(7,418)		(6,794)		(6,831)
Loss on extinguishment of debt	—		—		—		—		(54)
Other income	1,410		—		—		569		—
Net loss	$(3,647)		$(3,105)		$(43,618)		$(2,611)		$(3,643)
Per Share Data:
Net loss	$(0.04)		$(0.04)		$(0.50)		$(0.03)		$(0.04)
Fully diluted weighted average shares outstanding	87,885		87,788		87,759		87,741		87,649
Percentage of Revenues:
General and administrative expenses	10.4%		10.2%		11.2%		11.8%		12.3%
Net loss	(6.1)%		(5.3)%		(77.0)%		(4.6)%		(6.5)%
Ratios:
Adjusted EBITDA(2) / Interest expense	3.1	x	3.2	x	3.9	x	4.2	x	4.2	x
______________________________
(1) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.
(2) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and page 25 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets
Land	$383,808	$384,097	$384,097	$373,113	$373,171
Income producing property	1,966,412	1,960,020	1,941,663	1,911,381	1,903,648
	2,350,220	2,344,117	2,325,760	2,284,494	2,276,819
Accumulated depreciation and amortization	(550,421)	(528,024)	(506,298)	(523,153)	(502,104)
Net income producing property	1,799,799	1,816,093	1,819,462	1,761,341	1,774,715
Properties under development or held for future development	30,980	30,980	31,095	31,260	31,260
Total real estate held for investment, net	1,830,779	1,847,073	1,850,557	1,792,601	1,805,975
Cash and cash equivalents	4,199	5,984	8,079	5,554	7,044
Restricted cash	2,704	2,554	2,104	1,887	1,487
Rents and other receivables	12,886	17,642	15,300	15,746	16,095
Prepaid expenses and other assets	25,971	26,775	34,233	22,711	24,398
Total assets	$1,876,539	$1,900,028	$1,910,273	$1,838,499	$1,854,999
Liabilities
Notes payable, net	$522,539	$522,345	$522,150	$521,955	$521,761
Line of credit	160,000	157,000	149,000	24,000	35,000
Accounts payable and other liabilities	31,112	38,997	40,666	36,920	28,583
Dividend payable	15,888	15,863	15,868	15,834	15,869
Advance rents	4,361	5,248	3,365	2,949	1,800
Tenant security deposits	6,235	6,225	6,171	5,913	5,671
Total liabilities	740,135	745,678	737,220	607,571	608,684
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	880	879	878	878	877
Additional paid-in capital	1,736,524	1,735,530	1,734,657	1,733,388	1,731,701
Distributions in excess of net income	(588,923)	(569,391)	(550,442)	(490,939)	(472,503)
Accumulated other comprehensive loss	(12,365)	(12,958)	(12,332)	(12,693)	(14,056)
Total shareholders' equity	1,136,116	1,154,060	1,172,761	1,230,634	1,246,019
Noncontrolling interests in subsidiaries	288	290	292	294	296
Total equity	1,136,404	1,154,350	1,173,053	1,230,928	1,246,315
Total liabilities and equity	$1,876,539	$1,900,028	$1,910,273	$1,838,499	$1,854,999

NAREIT Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Funds from operations (FFO)
Net loss	$(3,647)	$(3,105)	$(43,618)	$(2,611)	$(3,643)
Real estate depreciation and amortization	24,943	24,095	21,904	21,415	21,536
Real estate impairment	—	—	41,860	—	—
NAREIT funds from operations (FFO)(1)	21,296	20,990	20,146	18,804	17,893
Loss on extinguishment of debt	—	—	—	—	54
Severance expense	—	391	—	—	394
Transformation costs	—	—	985	2,454	2,900
Relocation expense	—	3	306	134	186
Structuring expenses	—	—	—	—	60
Write-off of pursuit costs	—	24	—	9	40
Adjustment to deferred taxes	—	(526)	—	—	—
Gain on land easements	(1,410)	—	—	—	—
Core FFO(1)	$19,886	$20,882	$21,437	$21,401	$21,527

Allocation to participating securities(2)	(80)	(46)	(71)	(68)	(70)

NAREIT FFO per share - basic	$0.24	$0.24	$0.23	$0.21	$0.20
NAREIT FFO per share - fully diluted	$0.24	$0.24	$0.23	$0.21	$0.20

Core FFO per share - fully diluted	$0.23	$0.24	$0.24	$0.24	$0.24

Common dividend per share	$0.18	$0.18	$0.18	$0.18	$0.18

Average shares - basic	87,885	87,788	87,759	87,741	87,649
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,897	87,836	87,799	87,785	87,840

NAREIT Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Adjusted funds from operations (AFFO)(1)
NAREIT FFO(1)	$21,296	$20,990	$20,146	$18,804	$17,893
Non-cash loss on extinguishment of debt	—	—	—	—	54
Tenant improvements and incentives, net of reimbursements	—	(267)	—	—	(10)
Leasing commissions capitalized	—	—	—	—	(56)
Recurring capital improvements	(2,771)	(2,642)	(1,490)	(2,456)	(2,004)
Straight-line rent, net	15	(27)	(74)	(57)	(29)
Non-real estate depreciation and amortization of debt costs	1,170	1,217	1,348	1,276	1,267
Amortization of lease intangibles, net	(162)	(248)	(155)	(178)	(237)
Amortization and expensing of restricted share and unit compensation(3)	1,090	1,508	1,432	1,346	1,188
AFFO(1)	20,638	20,531	21,207	18,735	18,066
Non-share-based severance expense	—	313	—	—	340
Relocation expense	—	3	306	134	186
Structuring expenses	—	—	—	—	60
Transformation costs(4)	—	—	985	2,454	2,900
Write-off of pursuit costs	—	24	—	9	40
Adjustment to deferred taxes	—	(526)	—	—	—
Gain on land easements	(1,410)	—	—	—	—
Core AFFO(1)	$19,228	$20,345	$22,498	$21,332	$21,592
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of March 31, 2024	Three Months Ended
		March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Rental and other property revenues
Same-store	8,874	$52,374	$51,660	$52,011	$52,100	$50,991
Acquisitions	500	2,497	2,495	54	—	—
Development	N/A	—	—	—	—	—
Total rental and other property revenues(1)	9,374	$54,871	$54,155	$52,065	$52,100	$50,991

Property operating expenses
Same-store		19,354	17,988	18,357	19,000	18,086
Acquisitions		947	862	18	—	—
Development		57	56	56	54	58
Total property operating expenses		$20,358	$18,906	$18,431	$19,054	$18,144

Net Operating Income (NOI)(2)
Same-store		33,020	33,672	33,654	33,100	32,905
Acquisitions		1,550	1,633	36	—	—
Development		(57)	(56)	(56)	(54)	(58)
Total NOI		$34,513	$35,249	$33,634	$33,046	$32,847

Same-store metrics
Operating margin(3)		63%	65%	65%	64%	65%
Retention		65%	65%	61%	63%	64%

Same-store effective lease rate growth
New		(2.1)%	(3.6)%	(0.4)%	(0.1)%	0.3%
Renewal		6.2%	5.9%	5.1%	6.4%	8.0%
Blended		2.3%	1.8%	2.7%	3.5%	4.2%
______________________________
(1) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $2.4 million, $1.9 million, $1.9 million, $2.2 million and $2.1 million for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

(2) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q1 2024	Q1 2023	% Chg	Q1 2024	Q1 2023	% Chg	Q1 2024	Q1 2023	% Chg	Q1 2024	Q1 2023	% Chg	Q1 2024	Q1 2023	% Chg
Virginia	5,550	$35,556	$33,980	4.6%	$12,122	$11,532	5.1%	$23,434	$22,448	4.4%	96.1%	95.5%	0.6%	$1,990	$1,918	3.8%
DC / Maryland	1,515	9,116	8,690	4.9%	3,304	3,190	3.6%	5,812	5,500	5.7%	94.9%	95.8%	(0.9)%	1,955	1,869	4.6%
Georgia	1,809	7,702	8,321	(7.4)%	3,928	3,364	16.8%	3,774	4,957	(23.9)%	88.6%	94.2%	(5.6)%	1,526	1,535	(0.6)%
Total	8,874	$52,374	$50,991	2.7%	$19,354	$18,086	7.0%	$33,020	$32,905	0.3%	94.4%	95.3%	(0.9)%	$1,889	$1,832	3.1%

Sequential Comparison	Apt Homes	Q1 2024	Q4 2023	% Chg	Q1 2024	Q4 2023	% Chg	Q1 2024	Q4 2023	% Chg	Q1 2024	Q4 2023	% Chg	Q1 2024	Q4 2023	% Chg
Virginia	5,550	$35,556	$35,029	1.5%	$12,122	$11,423	6.1%	$23,434	$23,606	(0.7)%	96.1%	96.0%	0.1%	$1,990	$1,976	0.7%
DC / Maryland	1,515	9,116	8,848	3.0%	3,304	2,946	12.2%	5,812	5,902	(1.5)%	94.9%	96.1%	(1.2)%	1,955	1,951	0.2%
Georgia	1,809	7,702	7,783	(1.0)%	3,928	3,619	8.5%	3,774	4,164	(9.4)%	88.6%	90.5%	(1.9)%	1,526	1,544	(1.2)%
Total	8,874	$52,374	$51,660	1.4%	$19,354	$17,988	7.6%	$33,020	$33,672	(1.9)%	94.4%	94.9%	(0.5)%	$1,889	$1,884	0.3%

______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q1 2024	Q1 2023	$ Change	% Change	% of Q1 2024 Total
Controllable operating expenses(1)	$8,847	$8,410	$437	5.2%	45.7%
Real estate taxes	5,893	5,597	296	5.3%	30.5%
Utilities	3,470	3,243	227	7.0%	17.9%
Insurance	1,144	836	308	36.8%	5.9%
Total same-store operating expenses	19,354	18,086	1,268	7.0%	100.0%
Utility reimbursements	(2,313)	(2,058)	(255)	12.4%
Total same-store operating expenses, net of utility reimbursements	$17,041	$16,028	$1,013	6.3%

Sequential Comparison	Q1 2024	Q4 2023	$ Change	% Change	% of Q1 2024 Total
Controllable operating expenses	$8,847	$8,740	$107	1.2%	45.7%
Real estate taxes	5,893	5,359	534	10.0%	30.5%
Utilities	3,470	2,746	724	26.4%	17.9%
Insurance	1,144	1,143	1	0.1%	5.9%
Total same-store operating expenses	19,354	17,988	1,366	7.6%	100.0%
Utility reimbursements	(2,313)	(1,874)	(439)	23.4%
Total same-store operating expenses, net of utility reimbursements	$17,041	$16,114	$927	5.8%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other

Multifamily Communities
March 31, 2024

Community		Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Cascade at Landmark		Alexandria, VA	277	B Value-Add	2019	1988	96.2%	95.7%	3%
Clayborne		Alexandria, VA	74	A-	N/A	2008	96.4%	95.9%	1%
Elme Alexandria		Alexandria, VA	532	B Value-Add	2019	1990	95.3%	96.4%	5%
Riverside Apartments		Alexandria, VA	1222	B Value-Add	2016	1971	96.6%	96.6%	13%
Bennett Park		Arlington, VA	224	A-	N/A	2007	96.3%	96.9%	3%
Park Adams		Arlington, VA	200	B Value-Add	1969	1959	95.6%	96.0%	2%
The Maxwell		Arlington, VA	163	A-	N/A	2014	96.7%	96.3%	2%
The Paramount		Arlington, VA	135	B	2013	1984	96.8%	96.3%	2%
The Wellington		Arlington, VA	710	B Value-Add	2015	1960	96.6%	97.5%	7%
Trove		Arlington, VA	401	A	N/A	2020	95.5%	96.3%	5%
Roosevelt Towers		Falls Church, VA	191	B Value-Add	1965	1964	96.6%	95.8%	2%
Elme Dulles		Herndon, VA	328	B Value-Add	2019	2000	96.7%	97.9%	4%
Elme Herndon		Herndon, VA	283	B Value-Add	2019	1991	95.4%	96.1%	3%
Elme Leesburg		Leesburg, VA	134	B	2019	1986	96.5%	97.0%	1%
Elme Manassas		Manassas, VA	408	B Value-Add	2019	1986	94.4%	96.6%	4%
The Ashby at McLean		McLean, VA	268	B Value-Add	1996	1982	96.5%	95.9%	4%
Washington, DC
3801 Connecticut Avenue		Washington, DC	307	B Value-Add	1963	1951	94.3%	94.1%	3%
Kenmore Apartments		Washington, DC	371	B Value-Add	2008	1948	93.2%	93.0%	3%
Yale West		Washington, DC	216	A-	2014	2011	95.4%	96.8%	3%
Maryland
Elme Bethesda		Bethesda, MD	193	B	1997	1986	97.2%	97.4%	3%
Elme Watkins Mill		Gaithersburg, MD	210	B	2019	1975	96.0%	95.7%	2%
Elme Germantown		Germantown, MD	218	B Value-Add	2019	1990	95.1%	95.4%	2%
Georgia
Elme Conyers		Conyers, GA	240	B	2021	1999	93.9%	95.0%	1%
Elme Marietta	[3]	Marietta, GA	420	B Value-Add	2022	1975	88.6%	91.0%	3%
Elme Sandy Springs		Sandy Springs, GA	389	B Value-Add	2022	1972	88.0%	90.0%	2%

Multifamily Communities (continued)
March 31, 2024

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Elme Cumberland	Smyrna, GA	270	B Value-Add	2022	1982	90.5%	93.0%	2%
Elme Eagles Landing	Stockbridge, GA	490	B Value-Add	2021	2000	85.6%	86.5%	2%
Total same-store communities		8,874				94.4%	95.1%	87%

Elme Druid Hills	Atlanta, GA	500	B Value-Add	2023	1987	92.4%	91.2%	4%
Total non same-store communities		500				92.4%	91.2%	4%
Total multifamily communities		9,374				94.3%	94.9%	91%
______________________________
(1) For the three months ended March 31, 2024.
(2) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Metrics for Elme Marietta are not adjusted for 24 down units that are currently unavailable for use due to a fire that occurred within the community on March 24, 2024. We are currently assessing the timeline for these units to be placed back in service. Concurrently, we are engaged with our insurance provider to determine potential insurance proceeds and coverage under our business interruption insurance.

Office Property
March 31, 2024

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	87.8%	87.8%	9%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the three months ended March 31, 2024.
(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Adjusted EBITDA(1)

Net loss	$(3,647)	$(3,105)	$(43,618)	$(2,611)	$(3,643)
Add/(deduct):
Interest expense	9,494	9,386	7,418	6,794	6,831
Real estate depreciation and amortization	24,943	24,095	21,904	21,415	21,536
Real estate impairment	—	—	41,860	—	—
Non-real estate depreciation	111	158	291	222	215
Severance expense	—	391	—	—	394
Transformation costs	—	—	985	2,454	2,900
Relocation expense	—	3	306	134	186
Structuring expenses	—	—	—	—	60
Loss on extinguishment of debt	—	—	—	—	54
Adjustment to deferred taxes	—	(526)	—	—	—
Write-off of pursuit costs(2)	—	24	—	9	40
Gain on land easements	(1,410)	—	—	—	—
Adjusted EBITDA	$29,491	$30,426	$29,146	$28,417	$28,573
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.
(2) Adjusted EBITDA in prior periods has been updated to conform with the current period presentation and definition to include write-off of pursuit costs.

Long Term Debt Analysis (Dollars in thousands)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Balances Outstanding

Unsecured
Fixed rate bonds	$397,857	$397,768	$397,679	$397,590	$397,502
Term loan(1)	124,682	124,577	124,471	124,365	124,259
Credit facility	160,000	157,000	149,000	24,000	35,000
Total	$682,539	$679,345	$671,150	$545,955	$556,761

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(2)	4.7%	4.7%	4.7%	3.0%	3.0%
Credit facility	6.3%	6.3%	6.3%	6.0%	5.7%
Weighted Average	5.0%	4.9%	4.9%	4.2%	4.2%
______________________________
(1) Elme Communities entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility.

(2) Elme Communities had an interest rate swap that had effectively fixed the interest rate on a $100.0 million portion of its 2023 Term Loan outstanding through the interest rate swap arrangement's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 27).

Long Term Debt Maturities (in thousands, except average interest rates)
March 31, 2024

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2024	$—		$—		$—	—%
2025	125,000	(1)	160,000	(2)	285,000	5.6%
2026	—		—		—	—%
2027	—		—		—	—%
2028	50,000		—		50,000	7.4%
Thereafter	350,000		—		350,000	4.1%
Scheduled principal payments	$525,000		$160,000		$685,000	5.0%
Net discounts/premiums	(88)		—		(88)
Loan costs, net of amortization	(2,373)		—		(2,373)
Total maturities	$522,539		$160,000		$682,539	5.0%
Weighted average maturity = 4.3 years
______________________________
(1) During the first quarter of 2023, we entered into the $125.0 million 2023 Term Loan with an interest rate of adjusted SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities’ credit rating). The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our Revolving Credit Facility. Elme Communities had previously entered into an interest rate swap to effectively fix the interest rate for the remaining $100.0 million portion of the 2018 Term Loan. Following the prepayment of the 2018 Term Loan, the interest rate swap effectively fixed a $100.0 million portion of the 2023 Term Loan at 2.16% through the interest rate swap's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the 2023 Term Loan’s interest rate at 4.73% beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

(2) The credit facility's term ends in August 2025, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended March 31, 2024	Covenant	Quarter Ended March 31, 2024	Covenant	Quarter Ended March 31, 2024	Covenant
% of Total Indebtedness to Total Assets(1)	33.8%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.4	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.0	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	27.3%	≤ 60.0%	27.3%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.43	≥ 1.50	3.43	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	27.3%	≤ 60.0%	27.3%	≤ 60.0%
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(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

	Three Months Ended
	March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023
Market Data

Shares Outstanding	88,003		87,867		87,832		87,809		87,709
Market Price per Share	$13.92		$14.60		$13.64		$16.44		$17.86
Equity Market Capitalization	$1,225,002		$1,282,858		$1,198,028		$1,443,580		$1,566,483

Total Debt	$682,539		$679,345		$671,150		$545,955		$556,761
Total Market Capitalization	$1,907,541		$1,962,203		$1,869,178		$1,989,535		$2,123,244

Total Debt to Market Capitalization	0.36	:1	0.35	:1	0.36	:1	0.27	:1	0.26	:1

Earnings to Fixed Charges(1)	0.6x		0.7x		-4.9x		0.6x		0.5x
Debt Service Coverage Ratio(2)	3.1x		3.2x		3.9x		4.2x		4.2x

Dividend Data	Three Months Ended
	March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023
Total Dividends Declared	$15,885		$15,844		$15,885		$15,825		$15,852
Common Dividend Declared per Share	$0.18		$0.18		$0.18		$0.18		$0.18
Payout Ratio (Core FFO basis)(3)	78.3%		75.0%		75.0%		75.0%		75.0%
Payout Ratio (Core AFFO basis)(4)	81.8%								72.0%
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(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes real estate impairment of $41.9 million for the three months ended September 30, 2023.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the Core FFO per share. Core FFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the Core AFFO per share. Core AFFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net loss	$(3,647)	$(3,105)	$(43,618)	$(2,611)	$(3,643)
Adjustments:
Property management expense	2,218	2,226	1,935	2,178	1,769
General and administrative expense	6,196	5,996	6,370	6,680	6,841
Transformation costs	—	—	985	2,454	2,900
Real estate depreciation and amortization	24,943	24,095	21,904	21,415	21,536
Real estate impairment	—	—	41,860	—	—
Interest expense	9,494	9,386	7,418	6,794	6,831
Loss on extinguishment of debt	—	—	—	—	54
Other income	(1,410)	—	—	(569)	—
Total Net operating income (NOI)(1)	$37,794	$38,598	$36,854	$36,341	$36,288

Multifamily NOI:
Same-store portfolio	$33,020	$33,672	$33,654	$33,100	$32,905
Acquisitions	1,550	1,633	36	—	—
Development	(57)	(56)	(56)	(54)	(58)
Total	34,513	35,249	33,634	33,046	32,847
Other NOI (Watergate 600)	3,281	3,349	3,220	3,295	3,441
Total NOI	$37,794	$38,598	$36,854	$36,341	$36,288
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(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on the current page.